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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference of our firm under the caption "Experts" and to the use of our report dated October 5, 1999 (except for the paragraphs 3 and 4 of Note 8, as to which the date is October 8, 1999), with respect to the financial statements of AdRelevance, Inc. included in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Media Metrix, Inc. for the registration of 3,000,000 shares of its common stock.

                                          /S/ ERNST & YOUNG LLP

Seattle, Washington
October 8, 1999